Exhibit 5.5

[LETTERHEAD OF GRAVEL AND SHEA]

June 10, 2011

DineEquity, Inc.

450 North Brand Boulevard

Glendale, California 91203

Re:	$792,750,000 Aggregate Principal Amount of 9.5% Senior Notes Due 2018

Ladies and Gentlemen:

We have acted as special Vermont counsel to Applebee’s Restaurants Vermont, Inc., a Vermont corporation, and Neighborhood Insurance, Inc., a Vermont corporation (together, the “Vermont Guarantors”), in connection with the public offering of up to $792,750,000 aggregate principal amount of 9.5% Senior Notes due 2018 (the “Exchange Notes”) by DineEquity, Inc., a Delaware corporation (the “Issuer”). The Indenture, dated as of October 19, 2010, among the Issuer, the Vermont Guarantors, each of the entities listed on Schedule I hereto (together with the Vermont Guarantors, the “Guarantors”) and Wells Fargo Bank, National Association, as trustee (the “Indenture”), provides for the guarantee of the Exchange Notes by the Guarantors (the “Guarantees”) to the extent set forth in the Indenture. The Exchange Notes are to be offered in exchange for a like principal amount of the issued and outstanding 9.5% Senior Notes due 2018 of the Issuer issued on October 19, 2010 (the “Original Notes”) and the guarantees thereof by the Guarantors, as contemplated by the Registration Rights Agreement, dated as of October 19, 2010, by and among the Issuer, the Guarantors and Barclays Capital Inc. and Goldman, Sachs & Co., as the representatives of the initial purchasers of the Original Notes.

We have not been involved in the preparation of the Registration Statement (as defined below), nor were we involved in the negotiation, preparation or execution of the Indenture or Guarantees contained therein, or any of the related agreements executed or delivered in connection with the Original Notes or the Exchange Notes. We have been retained solely for the purpose of rendering a single opinion pursuant to Vermont law with respect to the Vermont Guarantors and have not represented the Vermont Guarantors in any other instance.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”). In rendering the opinion stated herein, we have examined and relied upon the following:

(a)	the registration statement on Form S-4 of the Issuer and the Guarantors relating to the Exchange Notes and the Guarantees filed with the Securities and Exchange Commission (the “Commission”) on April 15, 2011, as amended by Amendment No. 1 thereto filed with the Commission on May 20, 2011, and as further amended by Amendment No. 2 thereto to be filed with the Commission on the date hereof under the Securities Act (such registration statement, as amended, being hereinafter referred to as the “Registration Statement”);

(b)	an executed copy of the Indenture, including Article X thereof containing the Guarantee obligations of the Guarantors;

(c)	copies of the articles of incorporation of each of the Vermont Guarantors, each as certified by the Secretary of State of the State of Vermont;

DineEquity, Inc.	June 10, 2011

(d)	copies of the bylaws of each of the Vermont Guarantors, each as certified by the Secretary of such Vermont Guarantor;

(e)	copies of certain resolutions of the board of directors of each of the Vermont Guarantors, adopted by unanimous written consent on October 14, 2010, each as certified by the Secretary of such Vermont Guarantor; and

(f)	an executed copy of the certificate of the Secretary of each of the Vermont Guarantors, each dated as of the date hereof (the “Secretary’s Certificates”).

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Issuer and the Vermont Guarantors and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Issuer, the Guarantors and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Issuer, the Guarantors and others and of public officials.

In rendering the opinion expressed herein, we have, with your express permission, and without independent verification or investigation, assumed that all information contained in the Secretary’s Certificates, including the exhibits thereto, is accurate and complete as of the date therein stated and have relied upon the certifications made therein without independent investigation.

We do not express any opinion with respect to the laws of any jurisdiction other than the Vermont Business Corporation Act (the “VBCA”), which shall include the statutory provisions contained therein and the reported judicial decisions interpreting the VBCA. We express no opinion herein as to any other laws, statutes, ordinances, cases, orders, decisions, rules or regulations.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions stated herein, we are of the opinion that the Guarantee of each Vermont Guarantor has been duly authorized by all requisite corporate action on the part of such Vermont Guarantor under the VBCA.

The opinion stated herein is limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, the exercise of judicial discretion, and by general principles of equity (regardless of whether enforcement is sought in equity or at law).

DineEquity, Inc.	June 10, 2011

This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law, and we have assumed that at no future time would any such subsequent changes of fact or law affect adversely our ability to render at such time an opinion containing the same legal conclusions set forth herein and subject only to such (or fewer) assumptions, limitations and qualifications as are contained herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. Subject to all qualifications, limitations, exceptions, restrictions and assumptions set forth herein, Skadden, Arps, Slate, Meagher & Flom LLP may rely on this opinion letter as if it were an addressee hereof on this date for the sole purpose of rendering its opinion letter to the Issuer, as filed with the Commission as Exhibit 5.1 to the Registration Statement on the date hereof.

Very truly yours,

/s/ Gravel and Shea

SCHEDULE I

OTHER GUARANTORS

ACM Cards, Inc., a Florida corporation

Applebee’s Enterprises LLC, a Delaware limited liability company

Applebee’s Franchising LLC, a Delaware limited liability company

Applebee’s Holdings II Corp. , a Delaware corporation

Applebee’s Holdings, LLC, a Delaware limited liability company

Applebee’s IP LLC, a Delaware limited liability company

Applebee’s International, Inc., a Delaware corporation

Applebee’s Restaurants, Inc., a Kansas corporation

Applebee’s Restaurants Kansas LLC, a Kansas limited liability company

Applebee’s Restaurants Mid-Atlantic LLC, a Delaware limited liability company

Applebee’s Restaurants North LLC, a Delaware limited liability company

Applebee’s Restaurants Texas LLC, a Texas limited liability company

Applebee’s Restaurants West LLC, a Delaware limited liability company

Applebee’s Services, Inc., a Kansas corporation

Applebee’s UK, LLC, a Kansas limited liability company

IHOP Franchise Company, LLC, a Delaware limited liability company

IHOP Franchising, LLC, a Delaware limited liability company

IHOP Holdings, LLC, a Delaware limited liability company

IHOP IP, LLC, a Delaware limited liability company

IHOP Property Leasing, LLC, a Delaware limited liability company

IHOP Property Leasing II, LLC, a Delaware limited liability company

IHOP Properties, LLC, a Delaware limited liability company

IHOP Real Estate, LLC, a Delaware limited liability company

IHOP TPGC, LLC, an Ohio limited liability company

International House of Pancakes, LLC, a Delaware limited liability company